Exhibit 99.1

Lands' End Announces Third Quarter Fiscal 2020 Results

Strong Global eCommerce revenue and profit growth

Global eCommerce grew revenue 19.6% compared to the same period last year

Net Income of $7.2 million, doubling Net Income of $3.6 million in the same period last year

Adjusted EBITDA increases 52.3% to $28.6 million compared to the same period last year

DODGEVILLE, Wis., December 3, 2020 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ: LE) today announced financial results for the third quarter ended October 30, 2020.

Fiscal Third Quarter Financial Highlights:

•	For the third quarter, net revenue increased 5.9% to $360.0 million, compared to $340.0 million in the third quarter last year.
◦	Global eCommerce net revenue increased 19.6% for the third quarter, driven by US eCommerce increasing 13.9% and International eCommerce growing 50.7% as compared to the prior period.
◦	Outfitters net revenue declined 25.6% as Outfitters continues to be negatively impacted by the COVID-19 pandemic.

•

Gross margin increased approximately 10 basis points to 45.4% as compared to 45.3% in the prior period.  Gross margin benefited from improved promotional strategies and continued use of analytics, offset by increased shipping costs and surcharges as well as sales mix from third-party business.

•

Selling and administrative expenses decreased $0.5 million to $134.9 million or 37.5% of net revenue, compared to $135.4 million or 39.8% of net revenue, in the third quarter of last year.  The approximately 230 basis point decrease was driven by strong control of operating expenses and structural costs.

•	Net income was $7.2 million or $0.22 per diluted share, as compared to net income of $3.6 million or $0.11 per diluted share in the third quarter of fiscal 2019.

•	Adjusted EBITDA increased 52.3% to $28.6 million in the third quarter of fiscal 2020 compared to $18.8 million in the third quarter of fiscal 2019.

Jerome Griffith, Chief Executive Officer and President, stated, “We were very pleased with our third quarter performance.  Our teams executed at an exceptional level to achieve strong results despite the challenges created by COVID-19.  The investments we put toward leveraging data analytics to inform our strategies around product, eCommerce and marketing continued to pay dividends in driving growth in new customers and strong retention rates.  We have also made great strides in driving improved profitability.  To that end, in addition to once again generating double-digit growth in our global eCommerce business, we delivered 52% Adjusted EBITDA growth in the third quarter.  This performance underscores the momentum behind the Lands’ End brand and the progress we are making in delivering long-term profitable growth.”

Fiscal Third Quarter Business Highlights:

•

Successfully launched Lands’ End product on Kohls.com and in 150 Kohl’s stores on September 30, 2020. Based on strong early results, the Company plans to expand the Lands’ End assortment and increase the number of points of distribution to 300 Kohl’s stores in 2021.

•

Completed the refinancing of the Company’s term loan on September 9, 2020, with the closing of a $275.0 million Term Loan Facility and an increase in its asset-based senior secured credit facility to a maximum of $275.0 million in borrowings.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $56.1 million as of October 30, 2020, compared to $15.9 million as of November 1, 2019.

Net cash used in operations was $26.1 million for the 39 weeks ended October 30, 2020, compared to $125.0 million for the 39 weeks ended November 1, 2019.

Inventories, net, was $499.8 million as of October 30, 2020, and $499.9 million as of November 1, 2019.

As of October 30, 2020 the Company had $155.0 million of borrowings and $104.7 million of availability under its asset-based senior secured credit facility. Additionally, as of October 30, 2020, the Company had $275.0 million of Term Loan Facility debt.

Outlook

Jim Gooch, Chief Operating Officer and Chief Financial Officer, stated, “We are pleased to have refinanced our term loan during the third quarter, in a very difficult debt market. We believe the strong momentum in our business, along with our enhanced financial flexibility, positions us optimally to continue to execute our long-term growth strategies, as we continue to navigate the continued challenges of the COVID-19 pandemic. While we are encouraged by the continued resilience and performance of our global eCommerce business, the fourth quarter has gotten off to a slow start in the US, due to the impact of unseasonably warm weather on our heavy outerwear category.”

For the fourth quarter of fiscal 2020 the Company now expects:

•	Net revenue to be between $500.0 million and $520.0 million.
•	Net income to be between $13.5 million and $17.5 million, and diluted earnings per share to be between $0.41 and $0.53.
•	Adjusted EBITDA in the range of $38.0 million to $43.0 million.

Conference Call

The Company will host a conference call on Thursday, December 3, 2020, at 8:30 a.m. ET to review its third quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com or by dialing (866) 753-5836.

About Lands' End, Inc.

Lands' End, Inc. (NASDAQ:LE) is a leading uni-channel retailer of casual clothing, accessories, footwear and home products. We offer products online at www.landsend.com, on third party online marketplaces and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s assessment of the momentum behind the Lands’ End brand and of the progress it is making toward delivering long-term profitable growth; the Company’s assessment of its ability to execute its long-term growth strategies and the expected benefits of those strategies; plans to expand the assortment of Lands’ End products available in Kohl’s and the number of Kohl’s stores carrying Lands’ End product; and the Company’s outlook and expectations as to net revenue, net income, earnings per share and Adjusted EBITDA for the fourth quarter of fiscal 2020. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on operations, customer demand and the Company’s supply chain, as well as its consolidated results of operation, financial position and cash flows; the Company may be unsuccessful in implementing its strategic initiatives, or its initiatives may not have their desired impact on its business; the Company’s ability to offer merchandise and services that customers want to purchase; changes in customer preference from the Company’s branded merchandise; the Company’s results may be materially impacted if tariffs on imports to the United States increase and it is unable to offset the increased costs from current or future tariffs through pricing negotiations with its vendor base, moving production out of countries impacted by the tariffs, passing through a portion of the cost increases to the customer, or other savings opportunities; customers' use of the Company’s digital platform, including customer acceptance of its efforts to enhance its eCommerce websites, including the Outfitters website; customer response to the Company’s marketing efforts across all types of media; the Company’s maintenance of a robust customer list; the Company’s retail store strategy may be unsuccessful; the Company’s relationship with Kohl’s may not develop as planned or have its desired impact; the Company’s dependence on information technology and a failure of information technology systems, including with respect to its eCommerce operations, or an inability to upgrade or adapt its systems; fluctuations and increases in costs of raw materials; impairment of the Company’s relationships with its vendors; the Company’s failure to maintain the security of customer, employee or company information; the Company’s failure to compete effectively in the apparel industry; legal, regulatory, economic and political risks associated with international trade and those markets in which the Company conducts business and sources its merchandise; the Company’s failure to protect or preserve the image of its brands and its intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide the Company with services in connection with certain aspects of its business to perform their obligations; the Company’s failure to timely and effectively obtain shipments of products from its vendors and deliver merchandise to its customers; reliance on promotions and markdowns to encourage customer purchases; the Company’s failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on the Company’s reputation if its independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on the Company’s business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with the Company’s separation from Sears Holdings; the ability of the Company’s principal shareholders to exert substantial influence over the Company; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, and subsequent Quarterly Reports on Form 10-Q, as well as in the Company’s Current Report on Form 8-K dated June 2, 2020. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS

Lands' End, Inc.

James Gooch

Chief Operating Officer and Chief Financial Officer

(608) 935-9341

Investor Relations:

ICR, Inc.

Jean Fontana

(646) 277-1214

Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share data)	October 30, 2020	November 1, 2019	January 31, 2020*
ASSETS
Current assets
Cash and cash equivalents	$56,137	$15,859	$77,148
Restricted cash	2,135	1,830	2,149
Accounts receivable, net	34,238	38,125	50,953
Inventories, net	499,759	499,855	375,670
Prepaid expenses and other current assets	52,731	47,538	39,458
Total current assets	645,000	603,207	545,378
Property and equipment, net	149,342	155,051	157,665
Operating lease right-of-use asset	36,699	31,380	38,665
Goodwill	106,700	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	5,413	5,204	4,921
TOTAL ASSETS	$1,200,154	$1,161,842	$1,113,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current borrowings on ABL Facility	$—	$80,000	$—
Short-term portion of long-term debt	13,750	5,150	5,150
Accounts payable	174,061	174,312	158,436
Lease liability - current	5,359	6,344	5,864
Other current liabilities	147,903	103,396	114,116
Total current liabilities	341,073	369,202	283,566
Long-term borrowings on ABL Facility	155,000	—	—
Long-term debt, net	248,700	379,606	378,657
Lease liability - long-term	39,169	30,971	39,841
Deferred tax liabilities	65,800	56,109	57,651
Other liabilities	5,487	5,469	5,532
TOTAL LIABILITIES	855,229	841,357	765,247
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000 shares; issued and outstanding: 32,608, 32,373 and 32,382, respectively	326	324	324
Additional paid-in capital	366,959	358,648	360,656
(Accumulated deficit) Retained earnings	(8,701)	(25,126)	390
Accumulated other comprehensive loss	(13,659)	(13,361)	(12,988)
TOTAL STOCKHOLDERS' EQUITY	344,925	320,485	348,382
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,200,154	$1,161,842	$1,113,629

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

LANDS’ END, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands, except per share data)	October 30, 2020	November 1, 2019	October 30, 2020	November 1, 2019
Net revenue	$359,982	$340,023	$889,073	$900,723
Cost of sales (excluding depreciation and amortization)	196,527	185,848	496,041	497,589
Gross profit	163,455	154,175	393,032	403,134

Selling and administrative	134,890	135,417	352,164	374,521
Depreciation and amortization	9,627	8,076	27,791	23,101
Other operating expense (income), net	255	(225)	7,913	(99)
Operating income	18,683	10,907	5,164	5,611
Interest expense	9,005	6,121	19,232	20,190
Other (income) expense, net	(250)	(166)	910	(1,640)
Income (loss) before income taxes	9,928	4,952	(14,978)	(12,939)
Income tax expense (benefit)	2,752	1,346	(5,887)	(6,713)
NET INCOME (LOSS)	$7,176	$3,606	$(9,091)	$(6,226)
NET INCOME (LOSS) PER COMMON SHARE
Basic:	$0.22	$0.11	$(0.28)	$(0.19)
Diluted:	$0.22	$0.11	$(0.28)	$(0.19)

Basic weighted average common shares outstanding	32,605	32,371	32,551	32,333
Diluted weighted average common shares outstanding	33,248	32,398	32,551	32,333

Use and Definition of Non-GAAP Financial Measures

Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes several important cash and non-cash recurring items.

The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax.
•

Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦

For the 13 weeks ended October 30, 2020 and the 39 weeks ended October 30, 2020 we excluded the impacts of corporate restructuring which includes the severance for the reduction in corporate staff in the second quarter of fiscal 2020.

◦	For the 39 weeks ended October 30, 2020 we excluded the impacts of impairment including goodwill impairment and long-lived asset impairment.
◦

For the 13 weeks and 39 weeks ended October 30, 2020 and November 1, 2019 we excluded the impacts of gain or loss on property and equipment as management considers the gains or losses on asset valuation to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP

(Unaudited)

	13 Weeks Ended
	October 30, 2020		November 1, 2019
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue
Net income	$7,176	2.0%	$3,606	1.1%
Income tax expense	2,752	0.8%	1,346	0.4%
Other income, net	(250)	(0.1)%	(166)	(0.0)%
Interest expense	9,005	2.5%	6,121	1.8%
Operating income	18,683	5.2%	10,907	3.2%
Depreciation and amortization	9,627	2.7%	8,076	2.4%
Other operating expense (income)	132	0.0%	(206)	(0.1)%
Corporate restructuring	16	0.0%	—	—
Loss (gain) on property and equipment	107	0.0%	(19)	(0.0)%
Adjusted EBITDA	$28,565	7.9%	$18,758	5.5%

	39 Weeks Ended
	October 30, 2020		November 1, 2019
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue
Net loss	$(9,091)	(1.0)%	$(6,226)	(0.7)%
Income tax benefit	(5,887)	(0.7)%	(6,713)	(0.7)%
Other expense (income), net	910	0.1%	(1,640)	(0.2)%
Interest expense	19,232	2.2%	20,190	2.2%
Operating income	5,164	0.6%	5,611	0.6%
Depreciation and amortization	27,791	3.1%	23,101	2.6%
Other operating expense	132	0.0%	—	—
Corporate restructuring	2,941	0.3%	—	—
Goodwill and long-lived asset impairment	3,844	0.4%	—	—
Loss (gain) on property and equipment	994	0.1%	(99)	(0.0)%
Adjusted EBITDA	$40,866	4.6%	$28,613	3.2%

Fiscal 2020 Guidance	13 Weeks Ended
(in millions)	January 29, 2021
Net income	$13.5	-	$17.5
Depreciation, interest, other income, taxes and other adjustments	24.5	-	25.5
Adjusted EBITDA	$38.0	-	$43.0

LANDS’ END, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	39 Weeks Ended
(in thousands)	October 30, 2020	November 1, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,091)	$(6,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,791	23,101
Amortization of debt issuance costs	2,291	1,293
Loss (gain) on property and equipment	994	(99)
Stock-based compensation	6,743	6,632
Deferred income taxes	7,979	(1,899)
Goodwill impairment	3,300	—
Other	326	1,837
Change in operating assets and liabilities:
Inventories	(123,811)	(178,016)
Accounts payable	20,104	50,173
Other operating assets	1,138	(14,755)
Other operating liabilities	36,172	(6,992)
Net cash used in operating activities	(26,064)	(124,951)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(25,638)	(28,487)
Net cash used in investing activities	(25,638)	(28,487)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowing under ABL Facility	230,000	95,000
Payments of borrowings under ABL Facility	(75,000)	(15,000)
Proceeds from issuance of Term Loan Credit Agreement	266,750	—
Payments of Term Loan Facility	(385,388)	(103,863)
Payment of debt issuance costs	(5,080)	—
Payments of employee withholding taxes on share-based compensation	(438)	(713)
Net cash provided by (used in) financing activities	30,844	(24,576)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(167)	350
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(21,025)	(177,664)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	79,297	195,353
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$58,272	$17,689
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$2,620	$5,494
Income taxes paid, net of refunds	$257	$3,225
Interest paid	$11,334	$18,455
Lease liabilities arising from obtaining Operating lease right-of-use assets	$3,525	$12,083